UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CALLIDUS SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This proxy statement supplement amends the proxy statement of Callidus Software Inc. (the “Company”) filed with the Securities and Exchange Commission on April 15, 2011 (the “2011 Proxy Statement”) relating to the 2011 Annual Meeting of Shareholders to be held on Wednesday, June 1, 2011 at 10:00 a.m. Pacific Time, at the Company’s headquarters located at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588.

The 2011 Proxy Statement inadvertently omitted the “Option Awards” column in the table entitled “Summary Compensation Table” on page 24 for the prior years 2009 and 2008.  Furthermore, to the extent option awards were granted to the named executive officers in those prior years, the total compensation amounts in the column entitled “Total” were understated for 2009 and 2008 in amounts equal to the value of the omitted option awards.

A revised Summary Compensation Table reflecting these corrections is set forth below. These corrections do not revise the compensation reported for fiscal 2010 for any named executive officer in any respect.  The compensation amounts for 2009 and 2008 were reported correctly in the Company’s prior proxy statements for its annual meetings in 2010 and 2009, respectively.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	Total ($)
Leslie J. Stretch	2010	$400,000	$1,008,000	$0	$50,000	$1,458,000
President and Chief Executive Officer	2009	$400,000	$163,750	$148,788	$154,040	$866,578
	2008	$350,000	$887,400	$0	$247,641	$1,485,041

Ronald J. Fior	2010	$298,116	$487,200	$0	$27,948	$813,264
Senior Vice President, Finance and Operations, Chief Financial Officer	2009	$298,116	$157,200	$35,709	$86,104	$577,129
	2008	$286,650	$211,990	$171,270	$152,113	$822,023

Michael L. Graves	2010	$262,080	$705,600	$0	$24,570	$992,250
Senior Vice President, Engineering, Chief Technology Officer	2009	$262,080	$157,200	$35,709	$75,695	$530,684
	2008	$252,550	$182,410	$171,270	$133,726	$739,956

V. Holly Albert	2010	$273,000	$420,000	$0	$29,594	$722,594
Senior Vice President, General Counsel, Secretary	2009	$273,000	$157,200	$35,709	$78,849	$544,758
	2008	$262,600	$192,270	$171,270	$139,299	$765,439

Jimmy Duan	2010	$230,000	$369,600	$0	$21,563	$621,163
Senior Vice President, Asia Pacific and Latin America

(1)          Amounts represent the grant date fair value of equity-based awards granted during 2008, 2009 and 2010, determined in accordance with FASB ASC Topic 718.  See Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying valuation of equity awards.

(2)          Reflects amounts earned for performance by the applicable executive during the year indicated under the Company’s Executive Incentive Bonus Plan.

Except as amended by this supplement, all information set forth in the 2011 Proxy Statement remains unchanged.